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                                                                 Exhibit 10.3(c)
                                 PROMISSORY NOTE

$2,005,000.00                                                      June 1, 1998
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                                                         Andover, Massachusetts


FOR CONSIDERATION RECEIVED by IPNI Communications Corporation ("IPNI"), of 8777 North Gainey Center Drive, Suite 285, Scottsdale, Arizona, which consideration shall be described more fully below, IPNI hereby promises to pay for the purchase of certain evaluation equipment ("Equipment") to the order of PictureTel Corporation ("PictureTel"), of 100 Minuteman Road, Andover, Massachusetts 01810, the principal sum of Two Million Five Thousand Dollars ($2,005,000.00) (the "Principal") payable as follows and subject to the following terms and conditions:

1. PAYMENT TERMS:   IPNI will make payments to PictureTel as follows:

(a) Twenty-seven (27) monthly payments of $83, 466.00 or total payments of $2,253,582.00 due the fifteenth day of each month beginning on April 15, 1999 and ending on June 15, 2001. Except as set forth herein, the Principal shall be payable in lawful money of the United States of America, in immediately available funds, by check or wire, at the place PictureTel may designate from time to time in writing to IPNI.

(b) The above payments include all principal and interest. After payment of the twenty-seventh installment, the note and interest will be fully paid.


2. LIEN AND SETOFF. The undersigned gives PictureTel a lien, and grants a security interest, for the amount of this indebtedness upon all the Equipment purchased by means of this Note. Notwithstanding the foregoing, IPNI has the right to scrap the units, provided that PictureTel receives 75% of the net proceeds from disposal. PictureTel's proceeds will be applied to the outstanding loan balance. The net proceeds from disposal will be calculated as follows:

         Gross proceeds
         Less costs to de-install and ship units to IPNI
         Less direct costs of disposal including third party personnel and scrap commissions
         Equals net proceeds

PictureTel agrees Live200 equipment can be utilized on other IPNI physician units and not be included in calculation of gross proceeds.

3. DEFAULT: If IPNI (i) fails to make payment, as set forth above within ten
(10) days of written notice thereto; (ii) fails to allow PictureTel's inspection of records as set forth below; (iii) is otherwise in breach of this Note; (iv) is or plans to be, sold, or merged and is not the surviving entity, or is liquidated or otherwise ceases to exist; (v) fails to fulfill the requirements of Section 1 within ten (10) days of written notice of such failure, the entire outstanding balance of the Principal and any other amounts hereunder shall become immediately due and payable as specified in Section 10. Notwithstanding the foregoing, PictureTel is only required to give the above written notice of default once in any six month period.

4. COSTS OF ENFORCEMENT: In case any payment by IPNI under this Note shall not be paid when due, IPNI promises to pay all costs of successful collection and enforcement of this Note, including all reasonable attorney's fees.

5. PREPAYMENT ALLOWED: This note may be prepaid in whole or in part in any time.

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6. WITHHOLDING AND FILINGS: Should this transaction require any special withholdings or local filings in order to comply with any legal or statutory requirements, IPNI will complete and execute all such filings at its own cost.

7. INSPECTION OF RECORDS: IPNI shall provide to PictureTel a quarterly financial statement reasonably acceptable to PictureTel within 35 days of the end of the quarter. In the event that IPNI fails to provide such statement, PictureTel shall have the right upon five (5) days notice to inspect the records of IPNI to this Note.

8. WAIVER: PictureTel may elect to continue full or partial performance hereunder notwithstanding breach of this Note by IPNI and such performance shall not constitute a waiver of any of PictureTel's rights hereunder. IPNI and all endorsers and guarantors of this Note hereby waiver presentment, notice of dishonor, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. IPNI and all endorsers and guarantors of this Note further waive the right to assert in any action or proceeding with regard to this Note any offsets or counterclaims which it may have.

9. MODIFICATIONS: This Note may only be modified by a written instrument executed by an authorized officer of both PictureTel and IPNI.

10. ACCELERATION: In the event of any default of IPNI under this Note or in the event IPNI ceases to do business; commits any act of bankruptcy, is or plans to be sold, or merged and is not the surviving entity, is liquidated, or otherwise ceases to exist prior to the fulfillment of its obligations under this Note, all obligations of IPNI shall become at once due and payable without presentment, demand, protest or notice of any kind, and that PictureTel may thereupon, without notice immediately or at any time thereafter, sell any and all Equipment on which it has a lien or security interest, whereupon the same shall become so due and payable.

11. REMEDIES, COLLATERAL. Upon failure to pay this Note when due or declared due, PictureTel may without demand of performance or advertisement, or notice of intention to sell, or of the time or place of sale, or to redeem, or other notice whatsoever to IPNI, all of which are hereby waived, PictureTel may sell all or any part of the Equipment of IPNI held by it at public or private sale, at such prices as it may deem best, for cash or credit, with the right of PictureTel to purchase all or any part thereof, free from any right of redemption, applying the net proceeds of such sale to the payment of this Note.

12. GOVERNING LAW: This note shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

13. SEALED INSTRUMENT: THIS NOTE WILL TAKE EFFECT AS A SEALED INSTRUMENT AS OF THE DAY SET FORTH ABOVE.

IPNI COMMUNICATIONS CORPORATION           WITNESS
By its authorized officer:

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Signature                                        Signature

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Name                                             Name

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Title                                            Title

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CM 125